                                                 Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-272862) on Form S-3 and (Nos. 333-272863, 333-256355, 333-230134, 333-189782, 333-169548, 333-146443, 333-127225, 333-106561, 333-40032, 333-33713, 333-26099, and 333-262455) on Form S-8 of our report dated June 30, 2026, with respect to the financial statements and the supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) of the WSFS Financial Corporation Section 401(k) Savings and Retirement Plan.
/s/ KPMG LLP
McLean, Virginia
June 30, 2026